UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 17, 2024

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

9070 S. Rita Road, Suite 1500, Tucson, Arizona	85747
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	AERG	OTCQB

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2024, the Board of Directors of Applied Energetics, Inc. approved and adopted the First Amended and Restated By-laws of the company (the “Amended Bylaws”), effective immediately.

The Amended By-laws effect revisions to update several by-law provisions to reflect the company’s current business, operations and conduct of its corporate affairs. These include conduct of stockholder meetings, titles and functions of officers, and board classification, the last of which will require approval of the stockholders before taking effect. Other revisions are intended to correspond with certain changes in Delaware law, including with respect to indemnification, and to modernize the by-laws to allow for such items as conduct of remote stockholder meetings. A few revisions are ministerial such as that pertaining to the company’s address of record in the State of Delaware.

This description is only a summary of the changes reflected in the Amended By-laws and is qualified in its entirety by reference to the Amended By-laws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 – Exhibits

3.1	First Amended and Restated By-laws of Applied Energetics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

	By:	/s/ Gregory J. Quarles
Gregory J. Quarles, President and
Chief Executive Officer

Date: July 23, 2024

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